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                                                                EXHIBIT 23.1(b)

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and
Shareholders of Chartwell Leisure Inc.

  We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-3 of our report dated April 19, 1996 appearing in the Report on Form 8-K/A of Chartwell Leisure Inc. on the financial statements of Travelodge/Thriftlodge for the period from February 1, 1995 to January 23, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this registration statement.

                                          Deloitte & Touche LLP


Parsippany, New Jersey
February 12, 1997